Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Seadrill Partners LLC of our report dated July 2, 2012 except for the effects of the reorganization of entities under common control related to the tender rig T-15 discussed in Note 1 to the Consolidated and Combined Carve-out Financial Statements as to which the date is September 30, 2013 and for the effects of the reorganization of entities under common control related to the tender rig T-16 and the semi-submersible rigs West Sirius and West Leo discussed in Note 1 to the Consolidated and Combined Carve-out Financial Statements as to which the date is April 30, 2014, relating to the financial statements, which appears in Seadrill Partners LLC’s Annual Report on Form 20-F for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AS

Oslo, Norway

May 27, 2014